CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report
(Date of Earliest Events Reported):                     Commission File Number:
      March 23, 2001                                          333-80429


                                    FORM 8-K

                              Omni ParkPass, Inc.
                              -------------------
             (exact name of registrant as specified in its charter)

       Nevada                                                 75-2823489
----------------------                                      ---------------
(State of Incorporation)                                      (IRS ID No.)


                709-B West Rusk, Suite 580, Rockwall, Texas        75087
     ----------------------------------------------------------- ----------
               (Address of principal executive offices)          (Zip code)

Registrant's telephone number, including area code:  214-212-2307
                                                     ------------




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Item 1.  Changes in Control of Registrant.

         There has been no change in control of the Registrant.

Item 2.  Acquisition of Assets.

         Not applicable.

Item 3.  Bankruptcy or Receivership.

         Not applicable.

Item 4.  Changes in Registrant's Certified Public Accountant.

         Not applicable.

Item 5.  Other Events and FD Disclosure.

         Not applicable.

Item 6.  Resignation of Directors.

Item 7.  Financial Statements and Exhibits.

         (a)    not applicable

         (b)    not applicable

         (c)    Exhibits:

                17.1  Letter of Resignation from W. Cleveland Smith
                17.2  Letter of Resignation from Raymond H. Adler

The following resigned as Directors of the Company effective March 23, 2001:

W. Cleveland Smith
Raymond H. Adler

There were no disagreements with the Registrant on any matter relating to the registrant's operations, policies or practices. Copies of their resignation letters are attached as Exhibits to this Form 8-K.

Mr. Charles Smith was elected by a majority of the shareholders to be the sole officer and director of the Company. Mr. Smith is a former officer and director of the Company and graduated from Boston University, Boston, Massachusetts in 1979 and since that time has been a Certified Public Accountant involved in all phases of business including the audit of companies and tax matters.He is a consultant to various companies ranging from an art distribution company to a junior resource company which is developing a gold property in Sinaloa State, Mexico.
Mr. Smith's business affiliations during the last five years follow:
Chairman - Dynacap Group, Ltd. - a consulting and management firm - 1992 to the present.
Sole proprietor as a Certified Public Accountant - 1983 to the present.
Sole officer and Director - MC Cambridge, Inc. - a financial consulting firm - 1997 to present.
Sole officer and Director - Omni ParkPass, Inc. - 1998 to July 2000.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               OMNI PARKPASS, INC.
                                               ---------------------------------
                                               (Registrant)

                                              BY:  /s/  Charles Smith
                                                   -----------------------------
                                                        Charles Smith, President

DATE:   March 30, 2001
        Rockwall, Texas